UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 McCormick Drive, Suite 300 Clearwater, Florida	33759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 362-7202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HRTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 13, 2021, Heritage Insurance Holdings, Inc. (the “Company”) and Kirk Lusk entered into an Employment Agreement (the “Agreement”), which replaced and terminated the prior employment agreement entered into between the Company and Mr. Lusk on January 30, 2018, effective immediately. The term of Mr. Lusk’s employment under the Agreement will continue until December 31, 2023, subject to automatic renewals for successive twelve-month periods, unless otherwise terminated.

Pursuant to the Agreement, Mr. Lusk will receive (i) an annual base salary of $950,000, (ii) an annual cash incentive with a threshold opportunity of $150,000, a target opportunity of $250,000, and a maximum opportunity of $350,000 based on performance criteria included in the Company’s executive incentive compensation program, (iii) an annual time-based restricted stock award with a value of $150,000, which shares will vest in three equal annual installments, and (iv) an annual performance based restricted stock award with a threshold opportunity of $100,000, a target opportunity of $200,000, and a maximum opportunity of $300,000, which shares will vest based on performance criteria included in the Company’s executive incentive compensation program. Additionally, under the terms of the Agreement, the Company will provide Mr. Lusk with medical and disability insurance.

In the event that Mr. Lusk’s employment is terminated by the Company without cause or if Mr. Lusk terminates his employment for good reason, Mr. Lusk will receive (i) a lump-sum cash severance payment equal to his annual base salary in effect immediately preceding the termination, but not less than $950,000, and (ii) a prorated annual cash incentive for the year of termination, subject to the applicable performance criteria. In addition, all previously granted and unvested time-based and performance-based stock awards will immediately vest upon such termination.

In the event that Mr. Lusk is terminated by the Company without cause or if Mr. Lusk terminates his employment for good reason after a change of control, Mr. Lusk will receive the severance payments described in the paragraph above, except that his lump-sum cash severance payment will equal 1.5 times his base salary in effect immediately preceding the termination.

Upon a termination of employment for any reason, Mr. Lusk would be subject to a one-year post-employment non-solicitation restrictive covenant. Upon a termination of employment for any reason other than an involuntary termination or his voluntary termination for good reason, Mr. Lusk would be subject to a one-year post-employment non-competition restrictive covenant.

The foregoing summary of the terms and conditions of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit

10.1	Employment Agreement by and between Heritage Insurance Holdings, Inc. and Kirk Lusk, dated April 13, 2021.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Date: April 14, 2021	By:	/s/ Ernie Garateix
Ernie Garateix
Chief Executive Officer

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